UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2017

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue Union, New Jersey 07083
(Address of principal executive offices) (Zip code)

(908) 688-0888 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events

On January 27, 2017, Bed Bath & Beyond Inc. (the “Company”) acquired certain assets including the brand, website and certain IP assets and assumed certain contractual obligations of Chef Central, a retailer of kitchenware, cookware and homeware items catering to cooking enthusiasts (the “Acquisition”). The Acquisition was for a cash purchase price of $1,000,000, and incremental earnout payments potentially aggregating up to $1,250,000. The incremental earnout payments are dependent on the opening and continuing in operation, at the Company’s discretion, of up to 50 free-standing stores (or specialty departments within the Company’s stores) operating under the Chef Central or other agreed upon branding.

Ron Eisenberg, the son of Warren Eisenberg, the Company’s Co-chairman, is the founder and owner of Chef Central, and will join the Company as an employee to build Chef Central branded stores or departments. He brings more than 30 years of specialty retail experience, having opened the first Chef Central store in 1999 and prior to that having served in a number of operational roles with the Company from 1984 - 1997. The Acquisition was approved by the Company’s independent directors, who were advised by independent legal counsel. Warren Eisenberg recused himself from deliberations relating to the Acquisition.

The Company does not expect the Acquisition to materially impact its results of operations or consolidated financial position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC. (Registrant)

Date: February 1, 2017	By:	/s/ Susan E. Lattmann
Susan E. Lattmann
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)